EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

IZEA, Inc.
Orlando, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 2013, relating to the consolidated financial statements of IZEA, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Cross, Fernandez & Riley LLP

Orlando, Florida
October 30, 2013